Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:
Otis Buchanan	Matt Glover or Michael Koehler
Media Relations	Investor Relations
Liquidmetal Technologies, Inc.	Liolios Group, Inc.
949-635-2120	949-574-3860
otis.buchanan@liquidmetal.com	LQMT@liolios.com

Liquidmetal Technologies Appoints Former Xilinx Senior Executive, Richard Sevcik, to its Board of Directors

Rancho Santa Margarita, Calif. – May 31, 2013 - Liquidmetal® Technologies, Inc. (LTI) (OTCQB: LQMT), the leading developer of amorphous alloys and composites, has appointed high-tech industry veteran and noted business success author, Richard Sevcik, to its board of directors, increasing the number of independent directors to four out of seven serving in total.

“Richard brings more than 40 years of management and high-tech development experience to our board of directors, as well as significant experience in corporate governance,” said Tom Steipp, president and CEO of Liquidmetal Technologies. “He has a very strong background of operational excellence coupled with significant experience on both public and private company boards.”

Sevcik is currently president of Sevcik Consulting, which since 2006 has provided consulting services to leading semiconductor companies. He currently serves on the board of directors of Alpha Omega Semiconductors, a NASDAQ-listed leader in the power semiconductor market. He previously served on the board of directors at SiliconBlue Technologies from 2008 until its acquisition by Lattice Semiconductor in 2011. Prior to SiliconBlue, Sevcik served as executive vice president and board member at Xilinx, a billion dollar supplier of programmable logic devices, where he was instrumental in driving the company’s quarterly revenue from $135 million to more than $470 million.

Sevcik has also held various management positions at Hewlett Packard ranging, from general manager of HP’s business computing client server systems, to group general manager responsible for five divisions, several billion dollars in revenue and 2,000 employees. He also held various positions with Bell Northern Research (now Nortel Networks) and Bell Laboratories. Sevcik has authored two books, “Character Plus Common Sense” and “Self-Talk at Work.” He holds a Bachelor of Science degree in engineering physics from the University of Illinois and a Master’s degree in electrical engineering from Northwestern University.

About Liquidmetal Technologies

Rancho Santa Margarita, California-based Liquidmetal Technologies, Inc. is the leading developer of bulk alloys and composites that utilize the performance advantages offered by amorphous alloy technology. Amorphous alloys are unique materials that are distinguished by their ability to retain a random structure when they solidify, in contrast to the crystalline atomic structure that forms in ordinary metals and alloys. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statement

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, scheduled manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2012 Annual Report on Form 10-K.